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                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Kforce Inc. (the "Company"), formerly known as kforce.com, Inc., of our report dated January 30, 2001, appearing in the Annual Report on Form 10-K/A of the Company for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP

Tampa, Florida
August 22, 2001